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                                                                    Exhibit 4.1

--------------------------------                    03113 V 11 7
   RIGHTS CERTIFICATE NUMBER              --------------------------------
                                                    CUSIP NUMBER
                                           SUBSCRIPTION PRICE: $5.00 PER
                                                       SHARE
--------------------------------
  NUMBER OF RIGHTS REPRESENTED

                               AMF BOWLING, INC.
           RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF COMMON STOCK
                     FOR HOLDERS OF RECORD ON JULY 7 , 1999




   EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JULY 28, 1999,
                        UNLESS EXTENDED BY THE COMPANY.

AMF Bowling, Inc., a Delaware corporation (the "Company"), is conducting a rights offering (the "Rights Offering") which entitles the holders of the Company's common stock, $0.01 par value per share (the "Common Stock"), as of the close of business on July 7, 1999 (the "Record Date"), to receive .4698 transferable rights (each, a "Right") for each share of Common Stock held of record on the Record Date. Each Right entitles the holder thereof to subscribe for and purchase one share of Common Stock (the "Basic Subscription Privilege") at a subscription price of $5.00 per share (the "Subscription Price"). If any shares of Common Stock are not purchased by the Rights holders pursuant to such Rights holders' Basic Subscription Privileges (the "Excess Shares"), any Rights holder fully exercising such Rights holder's Basic Subscription Privilege may purchase an additional number of the Excess Shares, if so specified by such Rights holder on Form 1 or on separate instructions accompanying this Rights Certificate delivered to the Subscription Agent pursuant to the terms and conditions of the Rights Offering (or if the aggregate subscription price delivered or transmitted by such Rights holder exceeds the aggregate subscription price for all shares for which such Rights holder would be entitled to subscribe pursuant to such Rights Holder's Basic Subscription Privilege), subject to proration (the "Over-Subscription Privilege") as described in the prospectus (the "Prospectus") dated June 28, 1999. In addition, if any shares of Common Stock are not purchased by Rights holders pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege (the "Second Excess Shares") and the total subscription prices for Rights exercised pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege does not equal or exceed $120 million, any Rights holder fully exercising his Basic Subscription Privilege may purchase up to a number of Second Excess Shares the total subscription price for which, when added to the subscription prices paid by all Rights holders exercising their Basic Subscription Privileges and Over-Subscription Privileges, equals $120 million, subject to the specified maximum amount of Second Excess Shares which the Rights holder indicates it will purchase under the Conditional Over-Subscription Privilege and subject to proration (the "Conditional Over-Subscription Privilege") as described in the Prospectus. No fractional Rights or cash in lieu thereof will be issued or paid. Set forth above is the number of Rights evidenced by this Rights Certificate that the Rights holder is entitled to exercise pursuant to such Rights holder's Basic Subscription Privilege.

                                   AMF BOWLING, INC.

________________________________   By: ________________________________________
Secretary                             President

Countersigned:
CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

By: ____________________________
  Authorized Signature

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, D. F. KING & CO., INC., AT (800) 628-8532. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

THIS RIGHTS CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, CHASEMELLON SHAREHOLDER SERVICES, L.L.C., OR GUARANTEED DELIVERY REQUIREMENTS MUST BE COMPLIED WITH, WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON JULY 28, 1999, UNLESS EXTENDED IN THE SOLE DISCRETION OF THE COMPANY (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). ANY RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL BE NULL AND VOID. ANY SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE RIGHTS OFFERING MADE HEREBY IS IRREVOCABLE, EXCEPT AS DESCRIBED IN THE PROSPECTUS. THE SUBSCRIPTION AGENT WILL ISSUE CERTIFICATES REPRESENTING SHARES OF COMMON STOCK PURCHASED PURSUANT TO THE RIGHTS OFFERING AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE.

  Some or all of the Rights represented by this Rights Certificate may be exercised by duly completing Form 1; and may be transferred to a designated transferee or assigned to a bank or broker to sell for you by duly completing Form 2; and may be transferred to the Subscription Agent to sell for you by duly completing Form 3. Rights holders are advised to review the Prospectus and instructions, copies of which are available from the Information Agent, before exercising, assigning, transferring or selling their Rights.

  The registered owner whose name is inscribed hereon or its assigns, is entitled to subscribe for shares of Common Stock upon the terms and subject to the conditions set forth in the Prospectus and instructions relating to the use hereof.

THIS RIGHTS CERTIFICATE IS TRANSFERABLE, AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO RIGHTS CERTIFICATES EVIDENCING FULL RIGHTS) AT THE OFFICE OF THE SUBSCRIPTION AGENT.

RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE, ASSIGN, TRANSFER OR SELL ONLY PART OF THEIR RIGHTS, THEY MAY NOT RECEIVE A NEW RIGHTS CERTIFICATE IN SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED THEREBY.

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                                     FORM 1
 EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.*

  (a)   Number of shares subscribed for pursuant to the Basic Subscription
        Privilege
        ____ X $5.00 = $_____ payment. (One Right needed to subscribe for one share.)

  (b)   Number of shares subscribed for pursuant to the Over-Subscription
        Privilege
        ____ X $5.00 = $_____ payment.

  (c) Number of shares subscribed for pursuant to the Conditional Over-Subscription Privilege

        ____ X $5.00 = $_____ payment.

 By exercising this Over-Subscription Privilege and/or Conditional Over-Subscription Privilege, the undersigned Rights holder hereby represents and certifies that the undersigned has fully exercised its Basic Subscription Privilege received in respect of shares of Common Stock held in the capacity described on the face of the Rights Certificate.

  (d) Total Subscription (total number of shares on lines (a), (b) and (c) multiplied by the Subscription Price) = $_________ payment.

 METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):
        [_] Check, bank draft, or money order payable to "ChaseMellon Shareholder Services, L.L.C.", as "Subscription Agent": or

        [_] Wire transfer of immediately available funds directed to The Chase Manhattan Bank, New York, NY, ABA No. 021 000 021, Attention:
             ChaseMellon Shareholder Services, Reorg Rights Account No. 323-859569 (AMF Bowling).
  (e) If the Rights being exercised pursuant to the Basic Subscription Privilege do not account for all of the Rights represented by the Rights Certificate (check only one):

        [_] Deliver to the undersigned a new Rights Certificate evidencing the remaining unexercised Rights to which the undersigned is entitled.
        [_] Deliver one or more Rights Certificates in accordance with the undersigned's Form 2 instructions (which include any required signature guarantees).

        [_] Sell the remaining unexercised Rights in accordance with the undersigned's Form 3 instructions (which include any required signature guarantees).
        [_] Do not deliver any new Rights Certificates to me; instead, deliver such Rights Certificates in accordance with the undersigned's Form 4 instructions (which include any required signature guarantees).

  (f)   If Notice of Guaranteed Delivery procedures are being utilized:

        [_] Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

             Name(s) of Registered Holder(s)
                                            ----------------------------------

             Window Ticket Number (if any)
                                          ------------------------------------

             Date of Execution of Notice of Guaranteed Delivery
                                                               ---------------

             Name of Institution Which Guaranteed Delivery
                                                          --------------------

 * If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares of Common Stock included in lines (a),
 (b) and (c), or if the number of shares being subscribed for is not specified, the Rights holder exercising this Right Certificate shall be deemed to have subscribed for the maximum amount of shares of Common Stock that could be subscribed for with the aggregate Subscription Price received. If the number of shares of Common Stock to be subscribed for pursuant to the Over-Subscription Privilege is not specified and the amount enclosed or transmitted exceeds the aggregate Subscription Price for all shares which may be purchased pursuant to the Basic Subscription Privilege represented by this Rights Certificate (the "Subscription Excess") the Rights holder exercising this Rights Certificate shall be deemed to have exercised the Over-Subscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to the limit on the number of shares a Rights holder may purchase pursuant to the Over-Subscription Privilege. If the maximum number of shares of Common Stock to be subscribed for pursuant to the Conditional Over-Subscription Privilege is not specified and the amount enclosed or transmitted exceeds the aggregate Subscription Price for all shares which may be purchased pursuant to the Basic Subscription Privilege and which were purchased pursuant to the Over-Subscription Privilege represented by this Rights Certificate (the "Second Subscription Excess"), the Rights holder exercising this Rights Certificate shall be deemed to have exercised the Conditional Over-Subscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Second Subscription Excess by the Subscription Price, subject to the provision that Conditional Over-Subscription Privilege requests will be honored only if and to the extent that the aggregate Subscription Prices paid with respect to exercises of Basic Subscription Privileges and the Over-Subscription Privileges by all holders of Rights do not equal or exceed $120 million and in that event, only to the extent of the amount by which $120 million exceeds the aggregate Subscription Prices paid with respect to exercises of Basic Subscription Privileges and the Over-Subscription Privileges by all holders of Rights. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the Rights holder without interest or deduction as soon as practicable after the Expiration Date.

 Rights holder's Signature(s)                  Telephone No. (    )
                             -----------------                     -------------

 Rights holder's Signature(s)
                             -------------------
                              (If held jointly)
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                                     FORM 2

 TO TRANSFER SOME OR ALL OF YOUR UNEXERCISED RIGHTS TO A DESIGNATED TRANSFEREE, OR TO ASSIGN SOME OR ALL OF YOUR UNEXERCISED RIGHTS (BUT NO FRACTIONAL RIGHTS) TO A BANK OR BROKER TO SELL FOR YOU:

 For value received, ______ Rights represented by this Rights Certificate are hereby assigned to (please print name and address and Taxpayer Identification Number (see "Instructions For Use of AMF Bowling, Inc. Rights Certificates" accompanying this Rights Certificate) of transferee in full (see instructions below regarding the transfer of all or a portion of your unexercised Rights (but no fractional Rights) to more than one person):

 Name: _________________________________________________________________________

 Address: ______________________________________________________________________

 Taxpayer Identification Number: _______________________________________________

 Signatures of Transferor(s): __________________________________________________

 Signature(s) of Transferor(s): ________________________________________________
                                                (If held jointly)

 Signatures Guaranteed By: _____________________________________________________
                                               Eligible Institution

 Proceeds from the sale of Rights may be subject to withholding of U.S. taxes unless the seller's certified U.S. taxpayer identification number (or certificate regarding foreign status) is on file with the Subscription Agent and the seller is not otherwise subject to U.S. backup withholding.

 If you desire to transfer or assign all or a portion of the unexercised Rights (but no fractional Rights) represented by this Rights Certificate to more than one person, attach separate instructions for the Subscription Agent regarding such transfer(s) in accordance with Paragraph 4(d) of the "Instructions For Use of AMF Bowling, Inc. Rights Certificates." Note that any such request will require a signature guarantee from an Eligible Institution (as defined in the "Instructions For Use of AMF Bowling, Inc. Rights Certificates"), unless such requirement is waived by the Subscription Agent in its sole and absolute discretion.

 If not all of the Rights represented by this Rights Certificate are exercised pursuant to Form 1, transferred to a designated transferee or assigned to a bank or broker to sell for you pursuant to Form 2 or transferred to the Subscription Agent to sell for you pursuant to Form 3, and there is sufficient time before the expiration of the Rights Offering, the Subscription Agent will issue a new Rights Certificate to the transferor for the remaining Rights not so exercised, transferred, assigned or sold unless otherwise separately instructed, subject to the terms of the Rights Offering, as described in the Prospectus.

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                                     FORM 3

 TO SELL SOME OR ALL OF YOUR UNEXERCISED RIGHTS THROUGH THE SUBSCRIPTION AGENT:

 The undersigned hereby authorizes the Subscription Agent to sell _______ Rights represented by the Rights Certificate but not exercised on Form 1, upon the terms and conditions described in the Prospectus, and to deliver to the undersigned a check for the proceeds, if any, from the sale thereof, less any applicable brokerage commissions, taxes or other direct expenses of sale (see instructions below regarding the sale of only a portion of your unexercised Rights). The Subscription Agent's obligation to execute orders is subject to its ability to find buyers for the Rights.

 Proceeds from the sale of Rights may be subject to withholding of U.S. taxes unless the seller's certified U.S. taxpayer identification number (or certificate regarding foreign status) is on file with the Subscription Agent and the seller is not otherwise subject to U.S. backup withholding.

 In order to sell Rights through the Subscription Agent, you must complete and sign the substitute Form W-9, as provided in Section 9 of the "Instructions For Use of AMF Bowling, Inc. Rights Certificates."

 Rights holder's Signature(s): ________________________________________________

 Rights holder's Signature(s): ________________________________________________
                                               (If held jointly)
 Signatures Guaranteed by:  ___________________________________________________
                                             Eligible Institution

 If you desire to sell only a portion of the unexercised Rights (but no fractional Rights) represented by this Rights Certificate, attach separate instructions to the Subscription Agent regarding such sale(s) in accordance with Paragraph 4(f) of the "Instructions For Use of AMF Bowling, Inc. Rights Certificate." Note that any such request will require a signature guarantee from an Eligible Institution (as defined in the "Instructions for Use of AMF Bowling, Inc. Rights Certificate"), unless such requirement is waived by the Subscription Agent in its sole and absolute discretion.

 If not all of the Rights represented by this Rights Certificate are exercised pursuant to Form 1, transferred to a designated transferee or assigned to a bank or broker to sell for you pursuant to Form 2 or sold by the Subscription Agent pursuant to Form 3, and there is sufficient time before the expiration of the Rights Offering, the Subscription Agent will issue a new Rights Certificate to the transferor for the remaining Rights not so exercised, transferred, assigned or sold unless otherwise instructed, subject to the terms of the Rights Offering, as described in the Prospectus.

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                                     FORM 4

 DELIVERY INSTRUCTIONS: Address for mailing of Common Stock or new Rights Certificate or any cash payment in accordance with the Prospectus if other than shown on this reverse hereof:

 Name: ________________________________________________________________________

 Address: _____________________________________________________________________

 Rights holder's Signature(s):  _______________________________________________

 Rights holder's Signature(s): ________________________________________________
                                               (If held jointly)
 Signatures Guaranteed by:  ___________________________________________________
                                              Eligible Institution

 If the addressee above is not an Eligible Institution (as defined in the "Instructions For Use of AMF Bowling, Inc. Rights Certificates") or the Rights holder named on this Rights Certificate, then the Rights holder completing this Form 4 must have an Eligible Institution guarantee such Rights holder's signature.